Exhibit 23.4

Encana Corporation

4400, 500 Centre Street S.E.

Calgary, Alberta T2P 2S5

Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name in the Registration Statement on Form S-4 of Encana Corporation, and any amendments thereto (the “Registration Statement”) and to the incorporation by reference in the Registration Statement of our reports auditing a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2017 (the “Reports”), and the information derived from our Reports, as described in Encana Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission. We further consent to the reference to our name under the headings “Experts” and “Pro Forma Combined Oil and Natural Gas Reserve and Production Data” in the Registration Statement.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ B.R. Hamm
B.R. Hamm, P. Eng.
President & CEO

Calgary, Alberta

December 4, 2018

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6     Tel: (403) 262-5506    Fax: (403) 233-2744    www.mcdan.com